Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

UNITED STATIONERS INC.

A Delaware Corporation

As of July 16, 2009

TABLE OF CONTENTS

Article I	OFFICES	1

1.1	Registered Office and Agent	1

1.2	Other Offices	1

Article II	MEETINGS OF STOCKHOLDERS	1

2.1	Annual Meeting	1

2.2	Special Meeting	2

2.3	Place of Meetings	2

2.4	Notice of Meeting	2

2.5	Advance Notice of Stockholder Business; Nominations to Board of Directors	3

2.6	Voting List	6

2.7	Quorum	6

2.8	Required Vote; Withdrawal of Quorum	7

2.9	Method of Voting; Proxies; Meeting by Remote Communication	7

2.10	Record Date	8

2.11	Conduct of Meetings	9

2.12	Inspectors	10

2.13	Adjournments	10

2.14	Action Without a Meeting	11

Article III	DIRECTORS	12

3.1	Management	12

3.2	Number; Qualification; Election; Term	12

3.3	Chairman	12

3.4	Change in Number	13

3.5	Removal; Resignation	13

3.6	Newly Created Directorships and Vacancies	13

3.7	Nomination of Director Candidates	13

3.8	Meetings of Directors, Corporate Officers; Books and Records	13

3.9	First Meeting	13

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3.10	Election of Officers	13

3.11	Regular Meetings	13

3.12	Special Meetings	14

3.13	Notice	14

3.14	Quorum; Majority Vote	14

3.15	Procedure	14

3.16	Compensation	15

3.17	Action by Written Consent	15

3.18	Telephonic Meetings Permitted	15

3.19	Reliance upon Records	15

3.20	Interested Directors	16

Article IV	COMMITTEES	16

4.1	Designation	16

4.2	Number; Qualification; Term	16

4.3	Authority	17

4.4	Committee Changes	17

4.5	Alternate Members of Committees	17

4.6	Regular Meetings	17

4.7	Special Meetings	18

4.8	Quorum; Majority Vote	18

4.9	Minutes	18

4.10	Responsibility	18

4.11	Action Telephonically or Without Meeting	18

Article V	NOTICE	18

5.1	Method	18

5.2	Waiver	19

Article VI	OFFICERS	19

6.1	Number; Titles; Term of Office	19

6.2	Removal; Resignation	19

6.3	Vacancies	20

6.4	Authority	20

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6.5	Compensation	20

6.6	The President	20

6.7	The Vice Presidents	21

6.8	The Secretary	21

6.9	Assistant Secretaries	21

6.10	The Treasurer	21

6.11	Subordinate Officers; Delegated Authority to Appoint Subordinate Officers	21

6.12	Bond	22

6.13	Assistant Treasurers	22

Article VII	CERTIFICATES AND STOCKHOLDERS	22

7.1	Certificates for Shares	22

7.2	Replacement of Lost or Destroyed Certificates	22

7.3	Transfer of Shares	23

7.4	Registered Stockholders	23

7.5	Regulations	23

7.6	Legends	23

Article VIII	INDEMNIFICATION	23

8.1	Right to Indemnification of Directors and Officers	23

8.2	Advancement of Expenses of Directors and Officers	24

8.3	Claims by Officers or Directors	24

8.4	Indemnification of Employees	24

8.5	Advancement of Expenses of Employees	25

8.6	Non-Exclusivity of Rights	25

8.7	Other Indemnification	25

8.8	Insurance	25

8.9	Amendment or Repeal	25

Article IX	MISCELLANEOUS PROVISIONS	25

9.1	Dividends	25

9.2	Reserves	25

9.3	Books and Records	26

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TABLE OF CONTENTS (Cont’)

9.4	Fiscal Year	26

9.5	Seal	26

9.6	Resignations	26

9.7	Securities of Other Corporations	26

9.8	Invalid Provisions	26

9.9	Mortgages, etc.	26

9.10	Checks	27

9.11	Headings	27

9.12	References	27

9.13	Amendments	27

5

AMENDED AND RESTATED BYLAWS

OF

UNITED STATIONERS INC.

A Delaware Corporation

PREAMBLE

These bylaws have been amended and restated as of July 16, 2009. These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation, as it may be amended and in effect from time to time (the “Certificate of Incorporation”) of United Stationers Inc., a Delaware corporation (the “Corporation”).  In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

1.1          Registered Office and Agent.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or as otherwise designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.  The name and address of the registered agent of the Corporation is The Corporation Trust Company or as otherwise designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2          Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1          Annual Meeting.  An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.  If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the

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board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

2.2          Special Meeting.  A special meeting of the stockholders shall be held as provided in the Certificate of Incorporation and in Article V hereof.

2.3          Place of Meetings.  An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors.  A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting.  Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by applicable law.

2.4          Notice of Meeting.

(a)           Written or printed notice stating the place, day, and time of an annual meeting of the stockholders and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of any annual meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such annual meeting, object to the transaction of any business because the annual meeting is not lawfully called or convened, or who shall, either before or after the annual meeting, submit a signed waiver of notice, in person or by proxy.

(b)           Notices of special meetings of the stockholders shall be issued as provided in the Certificate of Incorporation and in Article V hereof.

(c)           Without limiting the foregoing paragraphs of this Section 2.4, any notice to stockholders of a meeting given by the Corporation pursuant to this Section 2.4 or the Certificate of Incorporation, shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice;

provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by a form of electronic transmission in accordance with these bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consent to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

(d)           For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

2.5                               Advance Notice of Stockholder Business; Nominations to Board of Directors.

(a)                                 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination for election to the Board of Directors, which must comply with paragraph (b) below and the Certificate of Incorporation) must be, in addition to the requirements contained in the Certificate of Incorporation: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting, on the date such stockholder provides timely notice to the Corporation as provided herein and on the date of the annual meeting and (ii) who complies with the notice procedures set forth in this paragraph (a) and the Certificate of Incorporation. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting is first given to stockholders. A stockholder’s notice to the secretary shall set forth, in addition to any information required pursuant to the Certificate of Incorporation, as to each matter the stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below): (i) the name and record address of such person, (ii) the class or series and number of shares of the Corporation which are beneficially owned by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business, (vii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (viii) notice whether such person intends to solicit proxies in connection with the proposed matter and (ix) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Any information required pursuant to this paragraph or the Certificate of Incorporation shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than ten (10) days after such record date. In addition to the foregoing, in order to have information with respect to a stockholder proposal included in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must also satisfy the notice and other requirements of the regulations promulgated under the 1934 Act. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a) and the Certificate of Incorporation. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a) or the Certificate of Incorporation, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.  Nothing in this paragraph (a) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(b)           Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) and the Certificate of Incorporation shall be eligible for election as directors (subject to the rights of holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation).  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting (i) who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting, on the date such stockholder provides timely notice to the Corporation as provided herein and on the date of such meeting and (ii) who complies with the notice procedures set forth in this paragraph (b) and the Certificate of Incorporation. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made not later than (i) with respect to an election to be held at an annual meeting, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Such stockholder’s notice shall set forth, in addition to any information required pursuant to the Certificate of Incorporation, as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice and any Stockholder Associated Person: (A) the name, age, business address, residence address and record address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between or among such persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (E) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (F) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (G) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (H) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (I) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).  Any information required pursuant to this paragraph or the Certificate of Incorporation shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than ten (10) days after such record date.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (b) and the Certificate of Incorporation. The

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presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or the Certificate of Incorporation.

(c)           For purposes of this Section 2.5:  “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

2.6          Voting List.  At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of record holders of each class and series of shares of stock entitled to vote thereat, arranged in alphabetical order and showing the address of each record holder and number of shares registered in the name of each record holder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of record holders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.7          Quorum.  The holders of a majority of the outstanding shares of each class and/or series of capital stock entitled to vote on a matter present in person or by proxy shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these bylaws.  If, however, the holders of any two or more classes or series of stock are entitled, or required, pursuant to the terms of the Certificate of Incorporation, to vote together as a single class on any matter coming before such stockholders, the holders of a majority in the aggregate of the outstanding shares of such classes and/or series (except as otherwise provided in the Certificate of Incorporation) present in person or by proxy, shall constitute a quorum for purposes of voting on any matter that may be put before such stockholders in accordance with law, the Certificate of Incorporation or these bylaws.  Shares of its own stock belonging to the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.  If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or the chairman of the meeting may adjourn the meeting from time to time in accordance with Section 2.13 hereof.

2.8          Required Vote; Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares having voting power and entitled to vote on a matter who are present, in person or by proxy, shall decide any such matter brought before such meeting, unless such matter is one on which, by express provision of statute, the Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.9          Method of Voting; Proxies; Meeting by Remote Communication.

(a)           Except as otherwise provided in the Certificate of Incorporation or these bylaws, each outstanding share of capital stock which has voting power on the subject matter submitted to a vote by stockholders shall be entitled to one vote on each such matter.  Elections of directors need not be by written ballot.  At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy.

(b)           At all meetings of stockholders, a stockholder may authorize another person to act for such stockholder by proxy (i) executed in writing by the stockholder or such stockholder’s duly authorized officer, director or attorney-in-fact or (ii) transmitted by the stockholder or such stockholder’s duly authorized officer, director or attorney-in-fact by telegram, cablegram or other means of electronic transmission to the proxy holder or to a proxy solicitation firm, proxy support service or like agent duly authorized by the proxy holder to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was duly authorized by the stockholder.  Such proxy must be filed with the Secretary of the Corporation or the inspectors of election at or before the time of the meeting.  No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(c)           If expressly authorized by the board of directors in accordance with these bylaws and applicable law, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (including, without limitation, by means of conference telephone or other communications equipment by means of which persons participating in the meeting can hear each other), (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.10        Record Date.

(a)           For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors.  Such date in any case shall not be more than 60 days or less than ten days prior to any such meeting nor more than 60 days prior to any other action.  If no record date is fixed:

(i)            The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(iii)          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

2.11        Conduct of Meetings.  The Chairman, if such position has been filled, shall preside at all meetings of stockholders as the chairman of the meeting.  In the absence or inability to act of the Chairman at any meeting of the stockholders, a chairman of the meeting shall be appointed to preside at such meeting of the stockholders by a majority of the board of directors present at such meeting.  The board of directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may, but shall not be required to, include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants.  Unless, and to the extent determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.  The Secretary shall keep the records of each meeting of stockholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some other officer appointed by the board of directors.

2.12         Inspectors.

(a)           The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

(b)           The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots.  In addition, at the time the inspectors make their certification pursuant to this paragraph (b), the inspectors shall specify any information provided in accordance with Section 2.9(b) of these bylaws and any other information permitted by applicable law upon which they relied in determining the validity and counting of proxies and ballots.  The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them.

(c)           The chairman of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.  No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

2.13         Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other date, time and/or place, and notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken.  At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the

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adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.14         Action Without a Meeting.

(a)           Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be taken without a meeting only as provided in the Certificate of Incorporation.

(b)           A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of Section 228(d)(1) of the DGCL and the Certificate of Incorporation, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or any officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the forgoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors or governing body of the Corporation.

ARTICLE III

DIRECTORS

3.1           Management.  The business and property of the Corporation shall be managed by the board of directors.  Subject to the restrictions imposed by law, the Certificate of Incorporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

3.2           Number; Qualification; Election; Term.

(a)           The number of directors which shall constitute the entire board of directors shall be nine; provided, that, unless otherwise provided in the Certificate of Incorporation, the number of directors constituting the entire board of directors may be increased or decreased from time to time exclusively by resolution adopted by the board of directors and shall consist of no less than three and no more than fifteen members.  The tenure and qualifications of directors on the board of directors of the Corporation shall be as provided herein and in the Certificate of Incorporation.  Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

(b)           Except as otherwise required by law, the Certificate of Incorporation, or these bylaws, the directors shall be elected at an annual meeting of the stockholders at which a quorum is present.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.  None of the directors need be a stockholder of the Corporation or a resident of Delaware.  Each director must have attained the age of majority.

(c)           Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the board of directors pursuant to the Certificate of Incorporation and applicable thereto, and such directors so elected shall not be divided into classes pursuant to this bylaw unless expressly provided by such terms.

3.3           Chairman.  The board of directors shall elect one of its members as Chairman.  The Chairman, if present, shall preside at all meetings of the board of directors.  The Chairman shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman and shall have such other powers and duties as may be assigned to him by the board of directors.  In his capacity as Chairman, he shall not necessarily be an officer of the Corporation, but he shall be eligible to serve, in addition, as an officer pursuant to Article VI of these bylaws;

provided, however, that under no circumstances shall the Chairman also serve as the President or chief executive officer of the Corporation.

3.4           Change in Number.  No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

3.5           Removal; Resignation.  A director may be removed from the board of directors in accordance with the Certificate of Incorporation.  A director may resign from the board of directors as provided in Section 9.6 hereof.

3.6           Newly Created Directorships and Vacancies.  Newly created directorships resulting from any increase in the number of directors and any vacancies occurring in the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled as provided in the Certificate of Incorporation.

3.7           Nomination of Director Candidates.  Nominations for election to the board of directors shall be as provided in the Certificate of Incorporation.

3.8           Meetings of Directors, Corporate Officers; Books and Records.  The directors may hold their meetings and may have an office or offices and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting.

3.9           First Meeting.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, on the same day and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.  If a newly elected board of directors fails to hold its first meeting on the same day at the same place as the annual meeting of stockholders, the first meeting of the newly elected board of directors after each election of new directors thereto shall be held at such time and place as shall be specified in a notice given as provided in these bylaws for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

3.10         Election of Officers.  At the first meeting of the board of directors held in conjunction with each annual meeting of stockholders as described in Section 3.9 hereof at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

3.11         Regular Meetings.  Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by the board of directors.  Notice of such regular meetings shall not be required.

3.12         Special Meetings.  Special meetings of the board of directors shall be held whenever called by the Chairman, the President, or, upon the request in writing of two or more directors, by any other officer of the Corporation.

3.13         Notice.  The Secretary or, in the absence or inability to act of the Secretary, any person designated by the Chairman or President, shall give notice of each special meeting to each director at least 24 hours before the meeting; provided, however, that if a special meeting of the board of directors is called by the Chairman such meeting may be called upon such notice as the Chairman deems appropriate.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.  Notice may be given by telephone to the director personally or to any person reasonably believed to be accepting messages for such director, or by electronic transmission, as defined in Section 2.4(d), or otherwise in writing in accordance with Section 5.1 hereof.

3.14         Quorum; Majority Vote.  At all meetings of the board of directors, a majority of the directors elected or appointed in the manner provided in these bylaws and the Certificate of Incorporation shall constitute a quorum for the transaction of business.  If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice.  Unless the act of a greater number is required by law, the Certificate of Incorporation or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.15         Procedure.  At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine.  The Chairman, if such position has been filled, shall preside at all meetings of the board of directors.  In the absence or inability to act of the Chairman at any meeting of the board of directors, a chairman of the meeting shall be chosen by a majority of the board of directors present at such meeting from among the directors present to preside at such meeting of the board of directors.  The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting.  The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.16         Compensation.  The board of directors shall have the authority to fix the compensation, including any stated retainer, fees and reimbursement of expenses, paid to directors for their services as such, including without limitation for attendance at regular or special meetings of the board of directors; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.  No additional compensation for serving as a director or committee member shall be paid to any employee of the Corporation or any subsidiary thereof, other than the reimbursement of expenses.  Otherwise, committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meeting.

3.17         Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, consent or consents thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.  Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the board or committee, as the case may be.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.18         Telephonic Meetings Permitted.  Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

3.19         Reliance upon Records.  Every director, and every member of any committee of the board of directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the board of directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

3.20         Interested Directors.

Subject to any other requirements under the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, the federal securities laws, or any other applicable laws or regulations relating to the subject matter in this Section 3.20 (as used in this Section 3.20, “applicable laws or regulations”), no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders having voting power as to such subject matter pursuant to the Certificate of Incorporation, and entitled to vote as to such subject matter, and the contract or transaction is specifically approved in good faith by the vote of such stockholders having such voting power and entitled to vote on such subject matter; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.  Except as otherwise provided in applicable law or regulation, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

4.1           Designation.  The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

4.2           Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors.  Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his death or removal as a committee member or as a director.  A committee member may resign from such committee as provided in Section 9.6 hereof.

4.3           Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it except to the extent expressly restricted by law, the Certificate of Incorporation, or these bylaws.  Notwithstanding the foregoing, no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or adopting, amending or repealing the bylaws of the Corporation.  Notwithstanding the foregoing, a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in subsection (a) of Section 151 of the DGCL, fix the designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions of such shares, including, without limitation, as to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.  Unless a resolution of the board, the Certificate of Incorporation or any provision of these bylaws expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

4.4           Committee Changes.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5           Alternate Members of Committees.  The board of directors may designate one or more directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee.  If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

4.6           Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7           Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8           Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws.

4.9           Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors.  The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.10         Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

4.11         Action Telephonically or Without Meeting.  Committee members may act by telephonic or other communications equipment or by written consent as provided in Sections 3.17 and 3.18 hereof.

ARTICLE V

NOTICE

5.1           Method.  Whenever by statute, the Certificate of Incorporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to electronic transmission (as defined in Section 2.4(d)) or overnight courier service).  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.  Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid.  Any notice required or permitted to be given by electronic transmission shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2           Waiver.  Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission (as defined in Section 2.4(d)) by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

6.1           Number; Titles; Term of Office. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as the board of directors may from time to time elect.  Elected officers may include, without limitation, one or more Vice Presidents, Senior Vice Presidents or Executive Vice Presidents.  Unless any such officer’s title is expressly set forth below, such officer shall have such descriptive title as the board of directors shall determine.  Unless a description of such officer’s services is expressly set forth below, such officer shall perform such services as requested by the board of directors or the President.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.  Any two or more offices may be held by the same person.  None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2           Removal; Resignation.  Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights.  The chief executive officer, or, in the absence of a chief executive officer, the President, may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.  In addition, an officer may resign from office as provided in Section 9.6 hereof.

6.3           Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors, a committee of the board of directors, and/or the chief executive officer (or, in the absence of such officer, the President) in the same manner as provided in the election or appointment of such person.

6.4           Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.5           Compensation.  The compensation, if any, of officers shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer (other than the officer to whom such power is delegated) to the President and/or chief executive officer.

6.6           The President.  The President may be the chief executive officer and/or the chief operating officer of the Corporation.  If so designated as chief executive officer by the board of directors, he shall have the general direction of the affairs of the Corporation and, if so designated as chief operating officer of the Corporation, he shall have the general direction of the operations of the Corporation.  In addition to, or in lieu of, the President acting as chief executive officer and/or chief operating officer, the President shall, unless otherwise directed by the board of directors, have general executive responsibility for the conduct of the business and affairs of the Corporation and shall assume such other duties as the board of directors may assign from time to time.  The President may sign certificates for shares of the Corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments on behalf of the Corporation, unless the board of directors has expressly reserved authority to approve any such documents or instruments for the Board’s approval, and except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  The President shall appoint and discharge agents and employees of the Corporation, and in general, shall perform all duties incident to the office of President.  Notwithstanding anything to the contrary in these bylaws, during occasions that the President is absent, has vacated his office, or otherwise is unable or refuses to perform the duties of the President, those duties will be performed by the Vice President (in order of their seniority as determined by the board of directors, or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) until such time as the board of directors either makes a determination that another person should act in that capacity or elects a new President.  Under no circumstances shall the President serve as Chairman of the corporation.

6.7                                 The Vice Presidents.  The Vice Presidents, including any Executive Vice President or Senior Vice President, shall perform such duties and have such powers as the board of directors or the President may from time to time prescribe.

6.8                                 The Secretary.  Except as otherwise provided in the Certificate of Incorporation or these bylaws, the Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required; shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; shall perform such other duties as may be prescribed by the board of directors or the President; and shall keep in safe custody the corporate seal of the Corporation and when authorized by the board of directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by the signature of the Secretary or by the signature of an Assistant Secretary.

6.9                                 Assistant Secretaries.  The Assistant Secretaries in the order of their seniority shall, in the event that the Secretary is absent, or has vacated his office, or is unable or unwilling to act, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.

6.10                           The Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings or when the President or board of directors so requires, an account of all transactions of the Corporation performed under his supervision as Treasurer.  The Treasurer shall perform such other duties as may be prescribed by the board of directors or the President.

6.11                           Subordinate Officers; Delegated Authority to Appoint Subordinate Officers.  In addition to officers elected by the board of directors, the board of directors may from time to time appoint one or more vice presidents (including any executive and/or senior vice presidents), assistant vice presidents, assistant secretaries, assistant treasurers, assistant comptrollers, and such other subordinate officers as the board of directors may deem advisable.  The board of directors may grant to any committee of the board, the chief executive officer, or, in the absence of a chief executive officer, the President, the power and authority to appoint such subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities.  Each subordinate officer shall hold his position at the pleasure of the board of directors, the committee of the board appointing him, the chief executive officer, the President and any other officer to whom such subordinate officer reports.

6.12                           Bond.  If required by the board of directors, the Treasurer and any other officer identified by the board of directors shall give the Corporation a bond (which shall be renewed as required from time to time) or such other security as the board may request in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the Treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

6.13                           Assistant Treasurers.  The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the board of directors, shall in the event the Treasurer is absent, or has vacated his office, or is unable or refuses to act, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.

ARTICLE VII

CERTIFICATES AND STOCKHOLDERS

7.1                                 Certificates for Shares.  Certificates for shares of stock of the Corporation may be issued in certificated or non-certificated form and shall be in such form as shall be approved by the board of directors.  The certificates shall be signed by any authorized officer of the Corporation.  Any and all signatures on the certificate may be a facsimile and may be affixed or imprinted with the seal of the Corporation or a facsimile thereof.  If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation (which shall include the books of any transfer agent appointed by the board of directors) as they are issued and shall exhibit the registered owner’s name and the number of shares.

7.2                                 Replacement of Lost or Destroyed Certificates.  The Corporation may direct the issuance of a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed.  In addition, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the

Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3                                 Transfer of Shares.  Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  Notwithstanding the foregoing, no new certificate shall be issued unless and until the surrendering stockholder provides a written opinion of counsel reasonably acceptable to the Corporation or other evidence acceptable to the Corporation of compliance with all applicable federal, state and foreign securities laws.

7.4                                 Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5                                 Regulations.  The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation, including compliance with applicable law.

7.6                                 Legends.  The Corporation shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Corporation deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII

INDEMNIFICATION

8.1                                 Right to Indemnification of Directors and Officers.  Subject to the other provisions of this article, the Corporation shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including, but not limited to, judgments, fines, payments in settlements, costs of investigation, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise.  The Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized by the board of directors of the Corporation.

8.2                                 Advancement of Expenses of Directors and Officers.  The Corporation shall pay the expenses of directors and officers incurred in defending any Proceeding in advance of its final disposition (“Advancement of Expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise; provided, that no bond or other security shall be required to secure such undertaking.

8.3                                 Claims by Officers or Directors.  If a claim for indemnification or Advancement of Expenses by an officer or director under this article is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or Advancement of Expenses under applicable law.

8.4                                 Indemnification of Employees.  Subject to the other provisions of this article, the Corporation may indemnify and advance expenses to every employee who is not a director or officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, costs of investigation, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or Proceeding in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise.  The ultimate determination of entitlement to indemnification of employees who are not officers and directors shall be made in such manner as is provided by applicable law.  The Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized by the board of directors of the Corporation.

8.5                                 Advancement of Expenses of Employees.  The advancement of expenses of an employee who is not an officer or director shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board of directors of the Corporation.

8.6                                 Non-Exclusivity of Rights.  The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

8.7                                 Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

8.8                                 Insurance.  The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, and employees under the provisions of this Article VIII; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VIII.

8.9                                 Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1                                 Dividends.  Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation.  Such declaration and payment shall be at the discretion of the board of directors and in compliance with the DGCL.

9.2                                 Reserves.  There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

9.3                                 Books and Records.  The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.4                                 Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year, provided that the fiscal year may be changed from time to time by resolution of the board of directors.

9.5                                 Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal Delaware.”  The seal of the Corporation may be changed from time to time by the board of directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

9.6                                 Resignations.  Any director or committee member may resign by giving notice in writing or by electronic transmission to the board of directors, the Chairman, the President, or the Secretary.  Any officer may resign by giving written notice to the board of directors, the Chairman, the President or the Secretary.  Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.7                                 Securities of Other Corporations.  The President or any Vice President (including any Executive or Senior Vice President) of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

9.8                                 Invalid Provisions.  If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

9.9                                 Mortgages, etc.  With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

9.10                           Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.11                           Headings.  The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

9.12                           References.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

9.13                           Amendments.  Subject to the provisions of the Certificate of Incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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